As filed with the Securities and Exchange Commission on August 2, 2002

                                                     Registration No. 333-47790

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------

                            BQX LTD. (f/k/a APW LTD.)
             (Exact name of Registrant as specified in its charter)

                                 --------------

                BERMUDA                                   04-2576375
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                   Identification No.)

    Clarendon House, 2 Church Street
              P.O. Box 666
        Hamilton HM CX, Bermuda

   N22 W23685 Ridgeview Parkway West
          Waukesha, Wisconsin                              53188-1013
(Address of principal executive offices)                   (Zip Code)

                                 --------------

                                    APW LTD.
                          EMPLOYEES STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 --------------

            Richard D. Carroll                             Copy to:
 Vice President and Chief Financial Officer       ANTHONY W. ASMUTH III, ESQ.
                 APW Ltd.                            Quarles & Brady LLP
     Clarendon House, 2 Church Street             411 East Wisconsin Avenue
               P.O. Box 666                          Milwaukee, WI 53202
         Hamilton HM CX, Bermuda

    N22 W23685 Ridgeview Parkway West
      Waukesha, Wisconsin 53188-1013
 (Name and address of agent for service)

                                 (262) 523-7600
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                               Proposed maximum       Proposed maximum
 Title of Securities to be     Amount to be   offering price per     aggregate offering        Amount of
         registered             registered           share                  price           registration fee
-------------------------------------------------------------------------------------------------------------
            N/A*                   N/A*              N/A*                   N/A*                  N/A*
--------------------------------------------------------------------------------------------------------------

     *This Amendment is being filed to terminate the Registration
Statement and deregister shares and the Preferred Stock Purchase Rights attached to the shares issued pursuant to the Registrant's Rights Agreement.

               POST-EFFECTIVE AMENDMENT: DEREGISTRATION OF SHARES

     This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-47790) is being filed to deregister the remaining 235,084.94 shares of Common Stock, par value $0.01 per share and associated Preferred Stock Purchase Rights ("Common Stock"), of APW Ltd. covered by the Registration Statement on Form S-8 ("Registration Statement"). The Registration Statement was for 1,000,000 shares of Common Stock which were offered under the APW Ltd. Employee Stock Purchase Plan. An aggregate of 764,915.06 shares of Common Stock covered by the Registration Statement were issued thereunder.

     On May 16, 2002, APW Ltd. and its wholly-owned subsidiary, Vero Electronics, Inc., filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Southern District of New York ("Bankruptcy Court"). The Joint Plan of Reorganization of APW Ltd. and Vero Electronics, Inc., as modified, which was confirmed by the Bankruptcy Court on July 23, 2002 but entered on July 24, 2002, provides for the cancellation of all of the shares of Common Stock covered by the Registration Statement on its effective date.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Pewaukee, State of Wisconsin, on August 1, 2002.

                                            BQX LTD. (f/k/a APW LTD.)
                                            (Registrant)

Date:  August 1, 2002                       By:  /s/ Richard D. Carroll
                                               ---------------------------------
                                            Name:   Richard D. Carroll
                                            Title:  Vice President and Chief
                                                    Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 1st day of August, 2002.


                   Signature                                          Title
                   ---------                                          -----
/s/ Richard G. Sim                              *        Chairman of the Board, President and
-----------------------------------------------          Chief Executive Officer
Richard G. Sim


/s/ Richard D. Carroll                                   Vice President and Chief Financial Officer
-----------------------------------------------          (Principal Financial Officer)
Richard D. Carroll


/s/ Todd A. Adams                                        Controller
-----------------------------------------------          (Principal Accounting Officer)
Todd A. Adams


/s/ Bruno d'Avanzo                                       Director
-----------------------------------------------
Bruno d'Avanzo


/s/ W. Peter A. Douglas                         *        Director
-----------------------------------------------
W. Peter A. Douglas


/s/ John Ziemniak                               *        Director
-----------------------------------------------
John Ziemniak


/s/ John J. McDonough                           *        Director
-----------------------------------------------
John J. McDonough

*By Richard D. Carroll, by Power of Attorney



                                      S-1